Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to Subordinate Voting Shares, no par value, of FirstService Corporation, an Ontario, Canada corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 10, 2019

HENSET CAPITAL INC.

By:	/s/ Jay S. Hennick
	Name:	Jay S. Hennick
	Title:	Chairman, Chief Executive Officer and President

/s/ Jay S. Hennick
Jay S. Hennick

THE JAY AND BARBARA HENNICK FAMILY FOUNDATION

By:	/s/ Jay S. Hennick
	Name:	Jay S. Hennick
	Title:	President

FSV SHARES LP

By:	2688845 Ontario Inc., its general partner

By:	/s/ Jay S. Hennick
	Name:	Jay S. Hennick
	Title:	Chairman and CEO

FSV SHARES II LP

By:	2694503 Ontario Inc., its general partner

By:	/s/ Jay S. Hennick
	Name:	Jay S. Hennick
	Title:	Chairman and CEO

JAYSET CAPITAL CORP.

By:	/s/ Jay S. Hennick
	Name:	Jay S. Hennick
	Title:	President and Secretary